As filed with the Securities and Exchange Commission on August 10, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CROWN CRAFTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	58-0678148
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

916 S. Burnside Ave.

Gonzales, Louisiana 70737

(225) 647-9100

(Address of principal executive offices, including zip code)

Crown Crafts, Inc. 2021 Incentive Plan

(Full title of the plan)

Craig J. Demarest

Vice President, Chief Financial Officer and Corporate Secretary

Crown Crafts, Inc.

916 S. Burnside Ave.

Gonzales, Louisiana 70737

(225) 647-9100

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Series A common stock, par value $0.01 per share, under the Crown Crafts, Inc. 2021 Incentive Plan	1,200,000(1)	$7.32(2)	$8,784,000.00	$958.33

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate amount of additional shares of Series A common stock, par value $0.01 per share (the “Common Stock”), of Crown Crafts, Inc. that may be offered or delivered under the Crown Crafts, Inc. 2021 Incentive Plan to prevent dilution resulting from any stock dividend, stock split, recapitalization or other similar transaction. No additional registration fee is included for these shares.

(2)

Estimated pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act solely for purposes of calculating the amount of the registration fee based upon the average of the high and low sales prices reported for shares of the Common Stock on the Nasdaq Capital Market on August 5, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement on Form S-8 (this “Registration Statement”) omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Crown Crafts, Inc. 2021 Incentive Plan (the “2021 Plan”) as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by Crown Crafts, Inc. (the “Company” or the “Registrant”) with the Commission and are incorporated herein by reference:

(a)

The Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2021 (the “2021 Annual Report”), filed with the Commission on June 9, 2021, including such portions of the Company’s definitive Proxy Statement relating to the Company’s 2021 Annual Meeting of Shareholders, filed with the Commission on June 28, 2021, that are incorporated by reference into the 2021 Annual Report, pursuant to General Instruction G to Form 10-K;

(b)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 11, 2021 (Items 2.05 and 2.06 only) and June 3, 2021; and

(c)

The description of the Company’s Series A common stock, par value $0.01 per share, contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 3, 2003, and any amendments or reports filed for the purpose of updating such description, including the Description of Registrant’s Securities filed as Exhibit 4.7 to the 2021 Annual Report.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and the Company’s bylaws, as amended and restated (the “Bylaws”) include provisions for the indemnification of the Company’s directors and officers to the fullest extent permitted by the DGCL. The indemnification rights set forth in the Certificate of Incorporation and Bylaws are contract rights and survive any change to the Certificate of Incorporation or Bylaws. Any repeal or modification of the Certificate of Incorporation or Bylaws shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

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Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or (4) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation and Bylaws provide for such limitation of liability to the fullest extent permitted by the DGCL. In addition, no amendment or repeal of the foregoing provisions in the Certificate of Incorporation or Bylaws shall apply to, or have any effect on, the liability or alleged liability of any director for any acts or omissions of such director occurring prior to such amendment or repeal. Further, the Certificate of Incorporation and Bylaws provide that if the DGCL is amended to authorize the further elimination or limitation of the personal liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of law. The Company also may create a trust fund, grant a security interest or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as including as part of any such indemnification agreement provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect such indemnification.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 28, 2003).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on August 9, 2011).

4.3	Bylaws of the Company, as amended and restated through November 15, 2016 (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on November 16, 2016).

4.4	Description of Registrant’s Securities (incorporated by reference to the Company's Annual Report on Form 10-K filed on June 9, 2021).

4.5	Crown Crafts, Inc. 2021 Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed on June 28, 2021).

5.1	Legal opinion of Rogers & Hardin LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

Item 9.  Undertakings.

(a)         The undersigned hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement, and

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(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gonzales, State of Louisiana, on August 10, 2021.

CROWN CRAFTS, INC.

By:	/s/ E. Randall Chestnut
E. Randall Chestnut Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints E. Randall Chestnut and Olivia W. Elliott, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of this 10th day of August, 2021.

Signatures	Title	Date

/s/ E. Randall Chestnut	Chairman of the Board and	August 10, 2021
E. Randall Chestnut	Chief Executive Officer (Principal Executive Officer)

/s/ Olivia W. Elliott	President and Chief Operating Officer	August 10, 2021
Olivia W. Elliott

/s/ Craig J. Demarest	Vice President and Chief Financial	August 10, 2021
Craig J. Demarest	Officer (Principal Financial Officer and
Principal Accounting Officer)

/s/ Sidney Kirschner	Director	August 10, 2021
Sidney Kirschner

/s/ Zenon S. Nie	Director	August 10, 2021
Zenon S. Nie

[Signatures Continue on Following Page]

/s/ Donald Ratajczak	Director	August 10, 2021
Donald Ratajczak

/s/ Patricia Stensrud	Director	August 10, 2021
Patricia Stensrud